FORM NSAR
Q77.O Transactions effected pursuant to Rule 10F3

Variable Insurance Products Fund II

Series Number	Fund	Trade Date	Settle Date	Security Name:	Size of Offering:	Aggregate Offering Value	Price:	Shares Purchased	Transaction Value	Underwriter Fidelity Purchased From	Underwriting Members:(1)	Underwriting Members:(2)	Underwriting Members:(3)	Underwriting Members:(4)	Underwriting Members:(5)	Underwriting Members:(6)
4	VIP II CONTRAFUND	26-Apr-00	01-May-00	Time Warner Telecom	15,289,842	764,492,100	50.00	67,500	300,000	LEHM	Lehman Brothers	Morgan Stanley	Bear Stearns	DLJ	Fid. Capital MKTS	0
4	VIP II CONTRAFUND	05-Apr-00	10-Apr-00	Ulticom	4,250,000	55,250,000	13.00	1,500	2,600	LEHM	Lehman Brothers	Chase H&Q	US Bancorp Piper Jaffrey	Fid Capital MKTS	0	0
4	VIP II CONTRAFUND	26-Jun-00	30-Jun-00	Stratos Lightwave	8,750,000	183,750,000	21.00	4,100	10,500	LEHM	Lehman Brothers	CIBC World Mkt.	US Bancorp	Robert Baird	Tucker Anthony	Fid. Capital Markets
4	VIP II CONTRAFUND	15-Feb-00	18-Feb-00	Chordiant Software	4,500,000	81,000,000	18.00	1,900	88,200	RSSF	FleetBoston Robertson Stephens Inc.	Dain Rauscher Incorporated	Thomas Weisel Partners LLC	0	0	0
4	VIP II CONTRAFUND	10-Feb-00	15-Feb-00	Xcare.net, Inc.	5,000,000	90,000,000	18.00	2,400	1,800	RSSF	FleetBoston Robertson Stephens Inc.	SG Cowen Securities Corporation	E*Offering Corp.	Advest, Inc.	0	0
4	VIP II CONTRAFUND	03-Feb-00	09-Feb-00	Dobson Communications Corporation	25,000,000	550,000,000	22.00	13,800	44,000	LEHM	Lehman Brothers Inc.	Salomon Smith Barney Inc.	Banc of America Securities LLC	Deutsche Bank Securities Inc.	Goldman, Sachs & Co.	Merrill Lynch, Pierce, Fenner & Smith Incorporated
4	VIP II CONTRAFUND	04-Feb-00	09-Feb-00	FirePond, Inc.	5,000,000	110,000,000	22.00	1,600	44,000	RSSF	FleetBoston Robertson Stephens Inc.	Dain Rauscher Incorporated	SG Cowen Securities Corporation	E*Offering Corp.	0	0
4	VIP II CONTRAFUND	03-Feb-00	09-Feb-00	Therma Wave, Inc.	9,000,000	180,000,000	20.00	3,800	224,000	LEHM	Banc of America Securities LLC	Lehman Brothers Inc.	Fidelity Capital Markets	0	0	0
4	VIP II CONTRAFUND	12-Apr-00	18-Apr-00	Nuance	4,400,000	74,800,000	17.00	4,700	34,000	GSCO	Goldman Sachs	Thomas Weisal Ptn.	Dain Rauscher Wessel	Wit Sondview	Fid. Capital MKTS	0
4	VIP II CONTRAFUND	26-Apr-00	02-May-00	AT&T WIRELESS GROUP	360,000,000	10,620,000,000	30.00	639,300	51,625,000	MOTC	Goldman Sachs	Marrill Lynch	Salomon Brothers	Fid. Capital MKTS	0	0